UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

DORCHESTER MINERALS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	000-50175	81-0551518
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3838 Oak Lawn Avenue, Suite 300,
Dallas, Texas 75219
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (214) 559-0300

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partnership Interest	DMLP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported on October 20, 2026, Dorchester Minerals, L.P., a Delaware limited partnership (the “Partnership”), entered into a Contribution and Exchange Agreement (the “Contribution and Exchange Agreement”) on October 16, 2026, with Hillside Exploration Assets, LLC, a Texas limited liability company (the “Contributor”), the terms and conditions of which provided for the Contributor to contribute certain interests in oil and gas properties, rights and related assets (the “Properties”) to the Partnership in exchange for 1,250,000 common units representing limited partnership interests in the Partnership (“Common Units”). The Properties consist of mineral and royalty interests in producing and non-producing oil and natural gas properties representing approximately 4,300 net royalty acres across the Williston Basin in North Dakota.

The Contribution and Exchange Agreement included customary representations, warranties, covenants and indemnities of the Partnership and the Contributor and also provided for the Contributor to pay the Partnership at closing an amount of cash equal to the aggregate amount of cash receipts attributed to the Properties that were received by the Contributor on or after July 1, 2026.

No material relationship exists between the Partnership and the Contributor.

The Partnership and the Contributor structured the transaction as a non-taxable contribution and exchange. The Partnership completed its acquisition of the Properties of the Contributor pursuant to the Contribution and Exchange Agreement on October 30, 2026. In exchange, the Partnership issued to the Contributor an aggregate of 1,250,000 common units representing limited partnership interests in the Partnership, the offer and sale of which are registered by the Partnership’s registration statements on Form S-4.

The foregoing description of the Contribution and Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 2.1 to the Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 20, 2026, and is incorporated into Item 2.01 by reference. The Contribution and Exchange Agreement was included to provide unitholders with information regarding its terms. It was not intended to provide any other factual information about the Partnership, the Contributor or their respective affiliates. The representations, warranties, and covenants contained in the Contribution and Exchange Agreement were made only for purposes of the Contribution and Exchange Agreement and as of the specific dates set forth therein, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to unitholders. Unitholders are not third-party beneficiaries under the Contribution and Exchange Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Contribution and Exchange Agreement, which subsequent information may or may not be fully reflected in the Partnership’s public disclosures.

Item 7.01 Regulation FD Disclosure.

  On November 2, 2026, the Partnership issued a press release announcing the completion of the transaction contemplated by the Contribution and Exchange Agreement (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

  Limitation on Incorporation by Reference:

  In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1
Contribution and Exchange Agreement dated October 16, 2026, by and between Dorchester Minerals, L.P. and Hillside Exploration Assets, LLC (incorporated by reference to Exhibit 2.1 to Dorchester Minerals, L.P.’s Current Report on Form 8-K filed with the SEC on October 20, 2026).

99.1	Press Release dated November 2, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORCHESTER MINERALS, L.P.

Date: November 2, 2026	By:	/s/	Bradley J. Ehrman
Bradley J. Ehrman
Chief Executive Officer

INDEX TO EXHIBITS

Item	Exhibit

2.1
Contribution and Exchange Agreement dated October 16, 2026, by and between Dorchester Minerals, L.P. and Hillside Exploration Assets, LLC (incorporated by reference to Exhibit 2.1 to Dorchester Minerals, L.P.’s Current Report on Form 8-K filed with the SEC on October 20, 2026).

99.1	Press release dated November 2, 2026 is attached hereto as Exhibit 99.1